Exhibit 99.1

For Immediate Release	Contact:	Patrick Lyons
Hudson
212-351-7425
patrick.lyons@hudson.com

Hudson Global Reports 2018 Second Quarter Results

NEW YORK, NY - August 2, 2018 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the second quarter ended June 30, 2018.

2018 Second Quarter Summary

•	Revenue of $17.0 million increased 17.2 percent from the second quarter of 2017 and increased 14.7 percent in constant currency.

•	Gross margin of $10.8 million increased 0.9 percent from the second quarter of 2017 but decreased 1.2 percent in constant currency.

•
Net loss of $1.4 million, or $0.04 per basic and diluted share, compared with net income of $1.2 million, or $0.04 per basic and diluted share, for the second quarter of 2017. The results in the second quarter of 2017 included net loss from continuing operations of $0.7 million and net income from discontinued operations of $1.9 million related to the sale of the recruitment and talent management businesses.

•
Adjusted EBITDA (Non-GAAP measure)* loss of $1.1 million, including $0.6 million of severance expense following the recent divestitures, compared with adjusted EBITDA of $0.1 million in the second quarter of 2017.

“Revenue growth in the second quarter was again driven by strong growth in Asia Pacific, while revenue was impacted by the loss of a global contract in 2017 in the Americas and Europe. We continue to review and reduce our cost structure following the recruitment divestitures earlier this year so we can invest in and grow our recruitment process outsourcing (“RPO”) business,” said Jeff Eberwein, chief executive officer at Hudson Global. “I have strong confidence in the positive outlook for our RPO business after spending more time with our clients and our talented team around the globe since assuming the CEO role at Hudson.”

* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Adjusted EBITDA and EBITDA are defined in the segment tables at the end of this release and a reconciliation of such Non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

The divested businesses are treated as discontinued operations, therefore the discussion below is focused on the continuing operations of the RPO business for all periods presented. Prior period EBITDA and Adjusted EBITDA may not be comparable due to regional support and infrastructure cost allocation treatment between continuing and discontinued operations following the divestitures.

Americas

In the second quarter of 2018, Hudson Global Americas' revenue of $3.5 million decreased 16 percent while gross margin of $2.9 million decreased 22 percent compared with the second quarter of 2017. Growth in financial service and life sciences was offset by lower volumes elsewhere including the conclusion of a large global contract in the third quarter of 2017. EBITDA loss was $0.1 million in the second quarter, compared with EBITDA of $0.3 million a year ago. The region delivered adjusted EBITDA of $0.1 million for the second quarter, compared with adjusted EBITDA of $0.4 million a year ago.

Asia Pacific

Hudson Global Asia Pacific's revenue of $9.6 million increased 39 percent while gross margin of $5.8 million increased 20 percent in constant currency in the second quarter of 2018 compared with the same period in 2017. Growth was driven by a new client win in the fourth quarter of 2017 and higher volumes at existing clients. EBITDA was $0.5 million in the second quarter, compared with EBITDA of $1.1 million a year ago. Asia Pacific delivered adjusted EBITDA of $0.9 million, compared with adjusted EBITDA of $1.2 million in the second quarter of 2017.

Europe

Hudson Global Europe's revenue of $3.9 million increased 4 percent while gross margin of $2.1 million decreased 11 percent in constant currency in the second quarter of 2018 compared with the second quarter of 2017. Gross margin growth in the U.K. of 25 percent was offset by declines in Continental Europe, due to a large global contract that ended in the third quarter of 2017. EBITDA was $0.0 million in the second quarter, compared with $0.4 million a year ago. Adjusted EBITDA was $0.2 million in the second quarter of 2018, compared with $0.4 million a year ago.

Liquidity and Capital Resources

The Company ended the second quarter of 2018 with $38.6 million in cash. The Company had no credit facilities in place at the end of the second quarter of 2018 following the sale of its recruitment and talent management businesses, but remains in discussions with various lenders about new credit facilities for the RPO business. The Company used $3.6 million in cash flow from operations during the second quarter, compared with a generation of $4.2 million in cash flow from operations in the second quarter of 2017. The cash flow statement in the second quarter of 2017 includes the recruitment and talent management businesses sold on March 31, 2018.

Share Repurchase Program

During the second quarter, the Company continued its share repurchase program which has an authorization of up to $10 million of the Company’s common stock. Since the inception of this program in the third quarter of 2015 through the end of the second quarter of 2018, the Company has purchased 3,641,605 shares for $7.4 million.

Business Outlook

With respect to forward-looking non-GAAP measures, a reconciliation of the non-GAAP measures to the corresponding GAAP measures is not available without unreasonable efforts due to the variability, complexity and low visibility of the non-cash and other items described below that we exclude from the non-GAAP outlook measures. The variability of these items is likely to have a significant impact on our future GAAP financial results.

The Company expects RPO operations before corporate costs to deliver adjusted EBITDA of between $5.0 million to $6.0 million in 2018. We expect corporate costs of approximately $8.0 million to $8.5 million in 2018, which includes $2.4 million of severance recorded in the first half of 2018. As a result, the Company expects adjusted EBITDA loss of $2.0 million to $3.5 million in 2018.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at Hudson.com.

The archived call will be available on the investor information section of the Company's web site at Hudson.com.

About Hudson

Hudson Global is a talent solutions company with expertise in recruitment process outsourcing and managed services. We help our clients and candidates succeed by leveraging our expertise and our deep industry and market knowledge. Operating around the globe through relationships across our network of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions, and a tailored, consultative approach to help businesses achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, Hudson Global’s ability to achieve anticipated benefits from the sales of its recruitment and talent management operations in Europe and Asia Pacific and operate successfully as a Company focused on its RPO business; global economic fluctuations; the Company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the Company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the Company at any time and the impact of any loss of a significant client; competition in the Company's markets; the negative cash flows and operating losses that may recur in the future; risks associated with the Company's investment strategy; risks related to international operations, including foreign currency fluctuations; the Company's dependence on key management personnel; the Company's ability to attract and retain highly skilled professionals; the Company's ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company's stock price; the impact of government regulations; restrictions imposed by blocking arrangements; and risks related to potential acquisitions or dispositions of businesses by the Company. Additional information concerning these and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$17,015	$14,517	$33,230	$28,472
Direct costs	6,214	3,812	12,275	7,765
Gross margin	10,801	10,705	20,955	20,707
Operating expenses:
Salaries and related	9,303	9,099	19,662	17,552
Other selling, general and administrative	2,755	1,995	5,208	3,872
Depreciation and amortization	2	79	2	160
Business reorganization	—	1	—	(113)
Total operating expenses	12,060	11,174	24,872	21,471
Operating income (loss)	(1,259)	(469)	(3,917)	(764)
Non-operating income (expense):
Interest income (expense), net	60	(4)	60	(4)
Other income (expense), net	(45)	(15)	(112)	(53)
Income (loss) from continuing operation before provision for income taxes	(1,244)	(488)	(3,969)	(821)
Provision for income taxes from continuing operations	109	246	281	392
Income (loss) from continuing operations	(1,353)	(734)	(4,250)	(1,213)
Income (loss) from discontinued operations, net of income taxes	(11)	1,960	13,607	1,125
Net income (loss)	$(1,364)	$1,226	$9,357	$(88)
Basic and diluted earnings (loss) per share:
Basic and diluted earnings (loss) per share from continuing operations	$(0.04)	$(0.02)	$(0.13)	$(0.04)
Basic and diluted earnings (loss) per share from discontinued operations	—	0.06	0.42	0.04
Basic and diluted earnings (loss) per share	$(0.04)	$0.04	$0.29	$—
Weighted-average shares outstanding:
Basic	32,277	32,048	32,212	32,104
Diluted	32,277	32,048	32,212	32,104

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$38,641	$5,580
Accounts receivable, less allowance for doubtful accounts of $52 and $69, respectively	14,201	11,545
Prepaid and other	1,010	388
Current assets of discontinued operations	—	79,530
Total current assets	53,852	97,043
Property and equipment, net	5	1
Deferred tax assets, non-current	292	324
Other assets	373	371
Non-current assets of discontinued operations	—	13,901
Total assets	$54,522	$111,640
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$806	$1,193
Accrued expenses and other current liabilities	8,901	7,259
Current liabilities of discontinued operations	366	51,952
Total current liabilities	10,073	60,404
Income tax payable, non-current	1,978	1,682
Other non-current liabilities	578	192
Non-current liabilities of discontinued operations	—	6,210
Total liabilities	12,629	68,488
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 36,110 and 34,959 shares, respectively	34	34
Additional paid-in capital	484,432	483,558
Accumulated deficit	(434,062)	(443,419)
Accumulated other comprehensive income	(244)	10,709
Treasury stock, 4,079 and 3,800 shares, respectively, at cost	(8,267)	(7,730)
Total stockholders’ equity	41,893	43,152
Total liabilities and stockholders' equity	$54,522	$111,640

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2018	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,509	$9,600	$3,906	$—	$17,015
Gross margin, from external customers	$2,923	$5,759	$2,119	$—	$10,801
Adjusted EBITDA (loss) (1)	$148	$862	$188	$(2,275)	$(1,077)
Stock-based compensation expense	16	9	6	149	180
Non-operating expense (income), including corporate administration charges	208	345	148	(656)	45
EBITDA (loss) (1)	$(76)	$508	$34	$(1,768)	$(1,302)
Depreciation and amortization expenses					2
Interest expense (income), net					(60)
Provision for (benefit from) income taxes					109
Income (loss) from continuing operations					$(1,353)
Income (loss) from discontinued operations, net of income taxes					(11)
Net income (loss)					$(1,364)

For The Three Months Ended June 30, 2017	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$4,161	$6,817	$3,539	$—	$14,517
Gross margin, from external customers	$3,731	$4,726	$2,248	$—	$10,705
Adjusted EBITDA (loss) (1)	$404	$1,164	$432	$(1,938)	$62
Business reorganization expenses (recovery)	1	—	—	—	1
Stock-based compensation expense	20	3	—	428	451
Non-operating expense (income), including corporate administration charges	82	106	69	(242)	15
EBITDA (loss) (1)	$301	$1,055	$363	$(2,124)	$(405)
Depreciation and amortization expenses					79
Interest expense (income), net					4
Provision for (benefit from) income taxes					246
Income (loss) from continuing operations					$(734)
Income (loss) from discontinued operations, net of income taxes					1,960
Net income (loss)					$1,226

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. However, EBITDA and adjusted EBITDA are not measures of financial performance under GAAP and should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

For The Three Months Ended March 31, 2018	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,700	$8,825	$3,690	$—	$16,215
Gross margin, from external customers	$3,126	$4,923	$2,105	$—	$10,154
Adjusted EBITDA (loss) (1)	$370	$623	$52	$(3,239)	$(2,194)
Stock-based compensation expense	27	4	—	432	463
Non-operating expense (income), including corporate administration charges	52	75	41	(100)	68
EBITDA (loss) (1)	$291	$544	$11	$(3,571)	$(2,725)
Depreciation and amortization expenses					—
Interest expense (income), net					—
Provision for (benefit from) income taxes					172
Income (loss) from continuing operations					$(2,897)
Income (loss) from discontinued operations, net of income taxes					13,618
Net income (loss)					$10,721

For The Three Months Ended September 30, 2017	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$4,044	$8,081	$3,774	$—	$15,899
Gross margin, from external customers	$3,668	$5,173	$2,322		$11,163
Adjusted EBITDA (loss) (1)	$579	$1,489	$448	$(2,235)	$281
Stock-based compensation expense	20	3	—	140	163
Non-operating expense (income), including corporate administration charges	76	108	90	(255)	19
EBITDA (loss) (1)	$483	$1,378	$358	$(2,120)	$99
Depreciation and amortization expenses					79
Interest expense (income), net					3
Provision for (benefit from) income taxes					459
Income (loss) from continuing operations					$(442)
Income (loss) from discontinued operations, net of income taxes					(403)
Net income (loss)					$(845)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. However, EBITDA and adjusted EBITDA are not measures of financial performance under GAAP and should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE (continued)
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

For The Six Months Ended June 30, 2018	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$7,209	$18,425	$7,596	$—	$33,230
Gross margin, from external customers	$6,046	$10,682	$4,227	$—	$20,955
Adjusted EBITDA (loss) (1)	$518	$1,486	$240	$(5,518)	$(3,274)
Stock-based compensation expense	43	12	6	580	641
Non-operating expense (income), including corporate administration charges	260	422	189	(759)	112
EBITDA (loss) (1)	$215	$1,052	$45	$(5,339)	$(4,027)
Depreciation and amortization expenses					2
Interest expense (income), net					(60)
Provision for (benefit from) income taxes					281
Income (loss) from continuing operations					(4,250)
Income (loss) from discontinued operations, net of income taxes					13,607
Net income (loss)					$9,357

For The Six Months Ended June 30, 2017	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$8,475	$13,159	$6,838	$—	$28,472
Gross margin, from external customers	$7,571	$8,911	$4,225	$—	$20,707
Adjusted EBITDA (loss) (1)	$738	$1,999	$672	$(3,532)	$(123)
Business reorganization expenses (recovery)	(91)	—	1	(23)	(113)
Stock-based compensation expense	53	4	—	537	594
Non-operating expense (income), including corporate administration charges	141	198	130	(416)	53
EBITDA (loss) (1)	$635	$1,797	$541	$(3,630)	$(657)
Depreciation and amortization expenses					160
Interest expense (income), net					4
Provision for (benefit from) income taxes					392
Income (loss) from continuing operations					(1,213)
Income (loss) from discontinued operations, net of income taxes					1,125
Net income (loss)					$(88)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. However, EBITDA and adjusted EBITDA are not measures of financial performance under GAAP and should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands) (unaudited)

The Company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The Company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The Company’s management reviews and analyzes business results in constant currency and believes these results better represent the Company’s underlying business trends. The Company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended June 30,
	2018	2017
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$3,509	$4,161	$8	$4,169
Hudson Asia Pacific	9,600	6,817	78	6,895
Hudson Europe	3,906	3,539	226	3,765
Total	$17,015	$14,517	$312	$14,829
Gross margin:
Hudson Americas	$2,923	$3,731	$12	$3,743
Hudson Asia Pacific	5,759	4,726	68	4,794
Hudson Europe	2,119	2,248	144	2,392
Total	$10,801	$10,705	$224	$10,929
SG&A (1):
Hudson Americas	$2,791	$3,349	$6	$3,355
Hudson Asia Pacific	4,906	3,567	53	3,620
Hudson Europe	1,936	1,817	123	1,940
Corporate	2,427	2,361	—	2,361
Total	$12,060	$11,094	$182	$11,276
Operating income (loss):
Hudson Americas	$132	$383	$1	$384
Hudson Asia Pacific	853	1,158	15	1,173
Hudson Europe	180	432	23	455
Corporate	(2,424)	(2,442)	—	(2,442)
Total	$(1,259)	$(469)	$39	$(430)
EBITDA (loss):
Hudson Americas	$(76)	$301	$1	$302
Hudson Asia Pacific	508	1,055	15	1,070
Hudson Europe	34	363	24	387
Corporate	(1,768)	(2,124)	—	(2,124)
Total	$(1,302)	$(405)	$40	$(365)

(1)	SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.